Exhibit (a)(1)(E)

Offer to Purchase to For Cash
All Outstanding Shares of Common Stock
of

CASTLE BRANDS INC.

at
$1.27 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase, dated September 11, 2019
by

ROOK MERGER SUB, INC.

a wholly owned subsidiary of

AUSTIN, NICHOLS & CO., INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK TIME (I.E., ONE MINUTE AFTER 11:59 P.M., NEW YORK TIME), ON OCTOBER 8, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

September 11, 2019

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated September 11, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the "Offer"), relating to the offer by Rook Merger Sub, Inc., a Florida corporation (the "Offeror") and a wholly owned subsidiary of Austin, Nichols & Co., Inc., a Delaware corporation ("Parent"), to purchase all of the issued and outstanding shares (the "Shares") of common stock par value $0.01 per share, of Castle Brands Inc., a Florida corporation ("Castle Brands"), at a purchase price of $1.27 per Share (the "Offer Price") in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is Castle Brands' Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), which was filed with the U.S. Securities and Exchange Commission (the "SEC") in connection with the Offer.

        FOR THE REASONS DESCRIBED IN THE SCHEDULE 14D-9, THE BOARD OF DIRECTORS OF CASTLE BRANDS (THE "CASTLE BRANDS BOARD") RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES TO THE OFFEROR PURSUANT TO THE OFFER.

        We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

          1.     The Offer Price is $1.27 per Share in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

          2.     The Offer is being made for all issued and outstanding Shares.

          3.     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of August 28, 2019, by and among Castle Brands, Parent and the Offeror (as it may be further amended and supplemented from time to time, the "Merger Agreement"), pursuant to which, following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions, the Offeror will merge with and into Castle Brands (the "Merger"), with Castle Brands continuing as the surviving corporation in the Merger, as a wholly owned subsidiary of Parent.

          4.     Under the Merger Agreement, Castle Brands has granted the Offeror an irrevocable and non-transferable option (the "Top-Up Option"), for so long as the Merger Agreement has not been terminated pursuant to the provisions therein, which the Offeror may exercise in certain circumstances following the consummation of the Offer, to purchase from Castle Brands such number of authorized and unissued shares of Common Stock (the "Top-Up Option Shares") that, when added to the number of Shares owned by Parent and its subsidiaries at the time of exercise of the Top-Up Option, constitutes one share of Common Stock more than 80% of the outstanding Shares on a fully diluted basis after giving effect to the issuance of the Top-Up Option Shares. If the Offeror acquires at least 80% of the issued and outstanding shares of Common Stock in the Offer (including pursuant to the Top-Up Option), the Offeror may consummate the Merger under Section 607.1104 of the Florida Business Corporation Act, as amended, without a shareholders meeting and without action by Castle Brands' shareholders. As a result of the Merger, the Shares will cease to be publicly traded.

          5.     The Castle Brands Board has unanimously (i) determined that the Merger Agreement, the Offer and the Merger, taken together, are at a price and on terms that are fair to, advisable and in the best interests of Castle Brands and its shareholders, (ii) adopted resolutions approving and declaring advisable the execution, delivery and performance of the Merger Agreement, including the Offer, the Top-Up Option and the Merger, and the transactions contemplated by the Merger Agreement, (iii) directed that the Merger Agreement be submitted to a vote of shareholders of Castle Brands for adoption at a meeting of shareholders, if required by applicable law, and (iv) determined to recommend that the shareholders of Castle Brands tender their Shares in response to the Offer, and, if required by applicable law, approve the Merger Agreement (including the Articles of Merger) and the Merger, in each case subject to the terms and conditions set forth in the Merger Agreement.

          6.     The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to the conditions set forth in "The Tender Offer—Section 13—Conditions of the Offer" of the Offer to Purchase.

          7.     The Offer and withdrawal rights will expire at Midnight, New York time (i.e., one minute after 11:59 p.m., New York time) on October 8, 2019, unless the Offer is extended by the Offeror or earlier terminated. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after November 10, 2019, pursuant to SEC regulations.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of
CASTLE BRANDS INC.

at
$1.27 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase, dated September 11, 2019
by

ROOK MERGER SUB, INC.

a wholly owned subsidiary of

AUSTIN, NICHOLS & CO., INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 11, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the "Offer"), relating to the offer by Rook Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Austin, Nichols & Co., Inc., a Delaware corporation, to purchase all of the issued and outstanding shares (the "Shares") of common stock, par value $0.01 per share, of Castle Brands Inc., a Florida corporation, at a price of $1.27 per Share in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned's behalf will be determined by the Offeror in its sole discretion.

        The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)

Account No.
Dated , 2019
Area Code and Phone Number

Please Print name(s) and address(es) here

Tax Identification Number or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.